Exhibit 8.1

Nelson

Mullins

Nelson Mullins Riley & Scarborough LLP

Attorneys and Counselors at Law

100 North Tryon Street / 42nd Floor / charlotte, NC  28202-4007

Tel: 704.417.3000  Fax: 704.377.4814

www.nelsonmullins.com

October 9, 2013

First Community Corporation

5455 Sunset Blvd.

Lexington, South Carolina 29072

Re:                             First Community Corporation

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to First Community Corporation, a South Carolina corporation (“FCC”), in connection with the proposed merger (the “Merger”) of SRMS, Inc., a Georgia corporation and wholly-owned subsidiary of FCC (“Merger Sub”), with and into Savannah River Financial Corporation, a Georgia corporation (“SRFC”), pursuant to an Agreement and Plan of Merger dated as of August 13, 2013, by and among FCC, the Merger Sub and SRFC (the “Agreement”), as described in the Registration Statement on Form S-4 in the form to be filed by FCC with the Securities and Exchange Commission (the “Registration Statement”).  Unless otherwise indicated, each defined term has the meaning ascribed to it in the Agreement.

In connection with this opinion, we have examined the Agreement, the Registration Statement, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.  In all our examinations, we have assumed, or will assume, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to use as copies or drafts.

In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Agreement; and (ii) the information set forth in the Registration Statement and the factual representations made to us by FCC, the Merger Sub and SRFC in their respective letters delivered to us for purposes of this opinion are accurate and complete and will remain accurate and complete at all times up to and including the Effective Time.

Based solely upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the discussion set forth in the Registration

With offices in the District of Columbia, Florida, Georgia, Massachusetts, North Carolina, South Carolina, Tennessee and West Virginia

Statement under the heading “THE MERGER — Important Federal Income Tax Consequences,” to the extent that such discussion relates to matters of United States federal income tax law, is accurate in all material respects.

The opinion expressed herein is based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the statements contained in the letters from FCC, the Merger Sub and SRFC referred to above.  Our opinion cannot be relied upon if any of the facts pertinent to the Federal income tax treatment of the Merger stated in such documents or in such additional information is, or later becomes, inaccurate, or if any of the statements contained in the letters from FCCO, the Merger Sub and SRFC referred to above are, or later become, inaccurate.  This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) that would cause any statement, representation or assumption herein to be no longer be accurate.  Finally, our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions.

This opinion is being delivered to you solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon or utilized for any other purpose (including without limitation satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity without our prior written consent.  Notwithstanding the previous sentence, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “THE MERGER — Important Federal Income Tax Consequences.”  In giving such consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.